Exhibit 99.1

[PULASKI FINANCIAL CORP. LOGO]

FOR IMMEDIATE RELEASE

PULASKI FINANCIAL TO HOST CONFERENCE CALL & WEBCAST DISCUSSING SECOND FISCAL QUARTER 2010 RESULTS ON JUNE 4, 2010 AT 11 A.M. EST

RECEIVES NOTIFICATION LETTER FROM NASDAQ
REGARDING FORM 10-Q FILING

ST. LOUIS, JUNE 2, 2010 — Pulaski Financial Corp. (NasdaqGS: PULB), parent company of Pulaski Bank, will host a conference call to discuss the financial results of its quarter ended March 31, 2010 on Friday, June 4, 2010 at 11 a.m. EDT (10 a.m. CDT).  Results are scheduled to be released after the market closes on Thursday, June 3, 2010.

Audio
Dial in number: 877-473-3757
Conference ID: 79386231
Participants should dial in a few minutes prior to start time.

Webcast
Web site link: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4044240
Live then archived for three months

Replay
Dial in number:  800-642-1687 or 706-645-9291
Conference ID:  79386231
Available through June 18, 2010

Company Receives Notification Letter from Nasdaq Regarding Form 10-Q Filing

The Company also announced that, on May 26, 2010, it received a letter from The Nasdaq Stock Market, dated May 26, 2010, indicating that the Company is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 5250(c)(1).  The Nasdaq letter, which the Company expected, was issued in accordance with standard Nasdaq procedures due to the delayed filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 with the U.S. Securities and Exchange Commission.

As previously disclosed, the Company required additional time to file the Form 10-Q as it responded to the findings of its primary federal regulator in the course of their regular periodic examination.  The findings related principally to the risk-classifications of certain loans and the level of the Company’s allowance for loan losses.  The examination fieldwork has been substantially completed and management believes that it has appropriately addressed and resolved any such findings.  The Company anticipates filing the Form 10-Q within the next few weeks.

The Company is required to submit a plan to regain compliance with Nasdaq’s filing requirements for continued listing within 60 calendar days of the date of the Nasdaq notification letter.  The Company anticipates that the filing of its Form 10-Q within the 60-day period will eliminate the need to submit a formal plan to regain compliance with Nasdaq’s filing requirements for continued listing.

About Pulaski Financial

Pulaski Financial Corp., operating in its 88th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail, mortgage and commercial banking products through 12 full-service offices in St. Louis and five loan production offices in the St. Louis and Kansas City metropolitan areas.  The company’s web site can be accessed at www.pulaskibankstl.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences,  and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2009 on file with the SEC, including the sections entitled "Risk Factors."  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

For Additional Information Contact:

Paul Milano, CFO
Pulaski Financial Corp.
(314) 878-2210 Ext. 3827

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